    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2002

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             GADZOOX NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                  77-0308899
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                Identification Number)

                               5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                       2000 NONSTATUTORY STOCK OPTION PLAN
                           (Full title of the plan(s))

                                  ------------

                                 MICHAEL PARIDES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             GADZOOX NETWORKS, INC.
                               5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
(Name, address, and telephone number, including area code, of agent for service)

                                  ------------

                                    Copy to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                               PROPOSED      PROPOSED
                TITLE OF                    MAXIMUM             MAXIMUM      MAXIMUM
               SECURITIES                   AMOUNT             OFFERING      AGGREGATE      AMOUNT OF
                 TO BE                       TO BE             PRICE PER     OFFERING     REGISTRATION
               REGISTERED                  REGISTERED          SHARE(1)      PRICE(1)        FEE
------------------------------------------------------------------------------------------------------
Common Stock, $0.005 par value per
share, authorized for issuance under
the 2000 Nonstatutory Stock Option Plan    1,192,768 shares      $0.61      $727,588.48     $66.94
------------------------------------------------------------------------------------------------------

Common Stock, $0.005 par value per
share, authorized for issuance under
the 2000 Nonstatutory Stock Option Plan    3,307,232 shares      $0.538     $1,779,290.82   $163.69
------------------------------------------------------------------------------------------------------
         TOTAL                             4,500,000 SHARES                 $2,506,879.30   $230.63
======================================================================================================

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $0.61 per share covering the authorized but unissued shares under the Company's 2000 Nonstatutory Stock Option Plan being registered hereunder. The estimated exercise price of $0.61 per share was computed in accordance with Rule 457 by averaging the high and low bid prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on February 5, 2002.

(2) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of $0.538 per share covering outstanding options to purchase up to 3,307,232 shares granted pursuant to the 2000 Nonstatutory Stock Option Plan.

        The contents of the Registrant's Registration Statements on Form S-8 as filed with the Commission on October 5, 2000 (File No. 333-47362) and on August 21, 2001 (File No. 333-68084) (the "Prior Form S-8s") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such Prior Form S-8s.

        Gadzoox Networks, Inc. is registering 4,500,000 shares of our Common Stock under this Registration Statement, all of which are reserved for issuance under the Company's 2000 Nonstatutory Stock Option Plan, as amended (the "Nonstatutory Plan"). Under the Prior Form S-8s, we registered 5,300,000 shares of our Common Stock that had been or were eligible to be issued under the Nonstatutory Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        We hereby incorporate by reference in this registration statement the following documents:

        (1) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 29, 2001, as amended by the Forms 10-K/A filed on September 28, 2001, October 26, 2001 and November 7, 2001.

        (2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, as amended by the Form 10-Q/A filed on October 26, 2001.

        (3) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.

        (4) Our Current Report on Form 8-K filed on April 3, 2001 (related to the announcement of anticipated results from our quarter ended March 31, 2001).

        (5) Our Current Report on Form 8-K filed on May 1, 2001 (related to the announcement of our results from our quarter and fiscal year ended March 31, 2001).

        (6) Our Current Report on Form 8-K filed on June 1, 2001 (related to our May 2001 sale of 5,600,000 shares of our common stock in a private placement transaction).

        (7) Our Current Report on Form 8-K, filed on September 6, 2001 (related to our August 2001 sale of 5,000,000 shares of our common stock in a private placement transaction).

        (8) Our Current Report on Form 8-K, filed on January 31, 2002 (related to our January 2002 sale of 7,825,000 shares of our common stock in a private placement transaction).

        (9) Our Current Report on Form 8-K, filed on January 31, 2002 (related to our January 2002 2.5% Senior Secured Convertible Debenture with Berg & Berg Enterprises, LLC).

        (10) The description of our Common Stock contained in the Registration Statement on Form 8-A, filed June 29, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

        All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing such documents.

ITEM 8. EXHIBITS.

 EXHIBIT
 NUMBER                        DESCRIPTION
 -------      ---------------------------------------------------------------
   4.1*       2000 Nonstatutory Stock Option Plan and form of agreements thereunder

   4.2        Amendment No. 1 to the 2000 Nonstatutory Stock Option Plan

   5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation.

  23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.3        Consent of Counsel (contained in Exhibit 5.1).

  24.1        Power of Attorney (see page II-4).

 ----------------
 * Incorporated by reference to Exhibit 4.4 of the Registration
   Statement on Form S-8 dated October 5, 2000 (File No. 333-47362).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 6th day of February 2002.

                                         GADZOOX NETWORKS, INC.


                                         By:  /s/ Michael Parides
                                            ------------------------------------
                                              Michael Parides
                                              President, Chief Executive Officer
                                              and Director

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Parides and David P. Eichler, jointly and severally, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                               TITLE                               DATE
            ---------                               -----                               ----

 /s/ Michael Parides               President and Chief Executive Officer           February 6, 2002
-----------------------------      (Principal Executive Officer) and Director
Michael Parides


/s/ David P. Eichler               Chief Financial Officer (Principal              February 6, 2002
-----------------------------      Financial and Accounting Officer)
David P. Eichler


/s/ Robert Kuhling                 Director                                        February 6, 2002
-----------------------------
Robert Kuhling


/s/ Steven West                    Director                                        February 6, 2002
-----------------------------
Steven West


/s/ Sylvia Summers                 Director                                        February 6, 2002
-----------------------------
Sylvia Summers

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                        DESCRIPTION
 -------      ---------------------------------------------------------------
   4.1*       2000 Nonstatutory Stock Option Plan and form of agreements thereunder

   4.2        Amendment No. 1 to the 2000 Nonstatutory Stock Option Plan

   5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation.

  23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.3        Consent of Counsel (contained in Exhibit 5.1).

  24.1        Power of Attorney (see page II-4).

 ----------------
 * Incorporated by reference to Exhibit 4.4 of the Registration
   Statement on Form S-8 dated October 5, 2000 (File No. 333-47362).